UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2012

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400

390 North Orange Avenue

Orlando, FL 32801

(Address of Principal Executive Offices, including zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on May 3, 2012, Parkway Properties, Inc. (“Parkway” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company and TPG VI Pantera Holdings, L.P. (“TPG Pantera”), pursuant to which TPG Pantera agreed to acquire 4,300,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a purchase price of $11.25 per share, and 13,477,778 shares of a newly authorized series of the Company’s preferred stock, designated as Series E Convertible Cumulative Redeemable Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”), at a purchase price and liquidation preference of $11.25 per share, for an aggregate investment in the Company by TPG Pantera of $200 million.

On June 5, 2012, the Company and TPG Pantera closed the transactions (the “Transaction”) contemplated by the Purchase Agreement (the “Closing”), and the Company issued to TPG Pantera the Common Stock and the Series E Preferred Stock in the amounts and in exchange for the purchase price described above.

The Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 7, 2012 (the “May 7 8-K”) and is incorporated into this Item 1.01 by reference, and the foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1 to the May 7 8-K.

Stockholders Agreement

Also on June 5, 2012, in connection with Closing, the Company, TPG Pantera and TPG Management entered into a Stockholders Agreement in order to establish various arrangements and restrictions with respect to governance of the Company, certain actions that may be taken with respect to TPG Pantera’s Common Stock and Series E Preferred Stock and certain rights with respect to TPG Pantera’s Common Stock and Series E Preferred Stock.

Pursuant to the terms of the Stockholders Agreement, the Company agreed to maintain a nine member board of directors (the “Board”), and TPG Pantera has the right to nominate a specified number of directors to the Board for so long as TPG Pantera’s level of ownership of the Company is equal to or greater than 5% of the Company’s outstanding Common Stock (assuming full conversion of the Series E Preferred Stock). TPG Pantera is entitled to nominate to the Board (i) four directors if TPG Pantera’s ownership is at least 40%, (ii) three directors if TPG Pantera’s ownership is at least 30%, but less than 40%, (iii) two directors if TPG Pantera Pantera’s ownership of the Company is at least 15% but less than 30%, and (iv) one director if TPG Pantera’s ownership of the Company is at least 5% but less than 15%. TPG Pantera has no Board nomination rights if its level of ownership of the Company is less than 5%. Each of the forgoing percentages refers to a percentage of the Company’s outstanding Common Stock, assuming full conversion of the Series E Preferred Stock.

In addition, the Company agreed to constitute each of its Board committees as a four member committee and (i) for so long as TPG Pantera’s level of ownership of the Company is equal to or greater than 22.5% of the outstanding Common Stock (assuming full conversion of the Series E Preferred Stock), TPG Pantera has the right to have two Board members appointed to each committee of the Board, and (ii) for so long as TPG Pantera’s ownership of the Company is equal to or greater than 5% but less than 22.5% of the outstanding Common Stock (assuming full conversion of the Series E Preferred Stock), TPG Pantera has the right to have one Board member appointed to each committee of the Board. TPG Pantera has no such committee appointment rights if its level of ownership of the Company is less than 5%. Each of the forgoing percentages refers to a percentage of the Company’s outstanding Common Stock, assuming full conversion of the Series E Preferred Stock.

Pursuant to the terms of the Stockholders Agreement, TPG Pantera also has the right to consent to the following actions for so long as TPG Pantera’s level of ownership of the Company is equal to or greater than 22.5% of the outstanding Common Stock (assuming full conversion of the Series E Preferred Stock), other than in connection with any change in control of the Company:

•	Any amendment to the governing documents of the Company or its subsidiaries in any manner adverse to TPG Pantera;

•	Any voluntary liquidation, dissolution or winding up of the Company;

•	Any voluntary bankruptcy or insolvency action, or any consent to any involuntary bankruptcy or similar proceeding;

•	Any decision for the Company not to elect to qualify as a real estate investment trust;

•	Any increase or decrease in the size of the Board or any committee; and

•	Any change in the rights and responsibilities of either the Investment Committee of the Board or the Compensation Committee of the Board.

In addition, for so long as TPG Pantera’s ownership of the Company is equal to or greater than 5% of the outstanding Common Stock (assuming full conversion of the Series E Preferred Stock), other than in connection with any change in control of the Company, the rights and responsibilities of the Investment Committee of the Board will include (i) except for certain permitted issuances relating to outstanding rights to purchase or acquire capital stock of the Company, compensation arrangements and acquisition transactions, any sale or issuance of any capital stock or other security, (ii) any incurrence of indebtedness with a principal amount greater than $20,000,000, and (iii) any other matters over which the Investment Committee currently has approval authority (which include property acquisitions and dispositions, leases for which the Company’s committed capital exceeds $1,000,000, leases for over 50,000 square feet or more than 25% of any building, certain non-recourse mortgage financing less than $20 million, all non-recourse mortgage financing in excess of $20 million, recourse mortgage financing of any size, non-mortgage and cross-collaterized financing, and service contracts requiring more than $250,000 in termination fees). During such period, the rights and responsibilities of the Compensation Committee of the Board will include (i) subject to the receipt of the approval of the Company’s stockholders with respect to such responsibility, the hiring or termination of any of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operations Officer or Chief Investments Officer, or any material change in any of the duties of any such executive officer, and (ii) any approval of future compensation arrangements for such officers. During such period, the Board may not approve such matters without the affirmative approval of the Investment Committee or the Compensation Committee, as applicable.

Pursuant to the terms of the Stockholders Agreement, except in certain cases, TPG Pantera has a pre-emptive right to participate in future Company equity issuances for so long as TPG Pantera (together with its affiliates) owns at least 10% of the Company’s outstanding Common Stock (assuming full conversion of the Series E Preferred Stock). TPG Pantera’s pre-emptive rights with respect any equity issuances of Common Stock or securities convertible into or exercisable for Common Stock are subject to stockholder approval of such rights at least once during each five-year period after closing.

The Stockholders Agreement also provides for customary registration rights with respect to TPG Pantera’s Common Stock and, beginning two years after closing, the Series E Preferred Stock held by TPG Pantera and its permitted transferees and by TPG Management. Pursuant to such registration rights, beginning one year after closing, TPG Pantera has, subject to certain limitations, the right to require the Company to register TPG Pantera’s securities on three separate occasions and has limited piggyback registration rights in connection with offerings by other stockholders. In addition, TPG Pantera agreed to certain customary standstill provisions through the earliest of (i) the time that TPG Pantera (together with its affiliates) no longer collectively owning at least 5% of the Common Stock (assuming full conversion of the Series E Preferred Stock), (ii) the fifth anniversary of the closing of the Transaction, and (iii) the occurrence of a change of control transaction.

The Stockholders Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Stockholders Agreement is qualified in its entirety by reference to Exhibit 10.1.

Management Services Agreement

Also on June 5, 2012, in connection with Closing, the Company and TPG VI Management, LLC (“TPG Management”), an affiliate of TPG Pantera, entered into a Management Services Agreement that sets forth certain financial advisory services previously provided by and to be provided by, and fees to be paid to TPG Management, in connection with the Transaction and TPG Management’s ongoing services to the Company. As provided in the Management Services Agreement, on June 5, 2012 the Company paid TPG Management a transaction fee of $6.0 million and reimbursed TPG Management $1.0 million of its reasonable out-of-pocket expenses incurred by it and its affiliates in connection with the Transaction.

Furthermore, pursuant to the Management Services Agreement and in exchange for certain ongoing advisory and consulting services, the Company agreed to pay to TPG Management a monitoring fee equal to $600,000 for the first year following the Closing and $1.0 million per year thereafter for so long as TPG Pantera has the right to appoint four of the nine members of the Board. In each case, the monitoring fee will be reduced proportionately based on TPG Pantera’s Board representation rights under the Stockholders Agreement, as described above. The monitoring fee will be payable quarterly when the Company pays its Common Stock dividend and will be payable 50% in cash and, subject to certain limitations, 50% in shares of Series E Preferred Stock (or Common Stock if the Series E Preferred Stock has previously been converted). The monitoring fee will be in lieu of director fees otherwise payable to the TPG Pantera-nominated members of the Board.

The Management Services Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Management Services Agreement is qualified in its entirety by reference to Exhibit 10.2.

Amendment to Credit Agreement

On June 4, 2012, the Company and certain of its subsidiaries entered into a First Amendment, dated as of June 4, 2012 (the “First Amendment”), to the Amended and Restated Credit Agreement, dated as of March 30, 2012 (the “Credit Agreement”), for its $190 million senior unsecured revolving credit facility with a consortium of eight banks with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Book Runners; Wells Fargo Bank, National Association as Administrative Agent; Bank of America, N.A. as Syndication Agent; PNC Bank, National Association, Royal Bank of Canada and KeyBank National Association as Documentation Agents; and other banks as participants, including JPMorgan Chase Bank, N.A., Trustmark National Bank and Seaside National Bank and Trust.

The First Amendment was executed in satisfaction of certain closing conditions under the Purchase Agreement. The First Amendment provides that: (i) the definition of “Mandatorily Redeemable Stock” under the Credit Agreement is amended to exclude the Series E Preferred Stock if certain conditions are met; (ii) certain payments with respect to the Series E Preferred Stock will not be considered to be “Restricted Payments” pursuant to Section 9.1.(g) of the Credit Agreement if certain conditions are met; (iii) the Company may not permit certain amendments or modifications to the Company’s Articles Supplementary that sets forth the terms, rights, obligations and preferences of the Series E Preferred Stock; (iv) payments by the Company to TPG Management pursuant to the Management Services Agreement will not be prohibited as a transaction with an affiliate pursuant to Section 9.8 of the Credit Agreement; and (v) the beneficial ownership threshold for a “Change of Control” pursuant to Section 10.1(l)(i) of the Credit Agreement was increased, solely in the case of TPG Pantera and its Affiliates, from 35% to 49.9%.

The First Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the First Amendment is qualified in its entirety by reference to Exhibit 10.3.

Amendment to Exhibit A of the Amended and Restated Agreement of Limited Partnership of Parkway Properties LP

On June 5, 2012, the Company, through its wholly-owned subsidiary, Parkway Properties General Partners, Inc., the general partner of Parkway Properties LP (the “Operating Partnership”), amended Exhibit A to the Operating Partnership’s Amended and Restated Agreement of Limited Partnership, dated July 1, 1998 (“Amendment to Exhibit A”), to permit the issuance of units of limited partnership interest in the Operating Partnership with substantially identical economic terms as the Series E Preferred Stock issued to TPG Pantera in connection with the Transaction.

The Amendment to Exhibit A is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Amendment to Exhibit A is qualified in its entirety by reference to Exhibit 10.4.

Heistand Letter Agreement

Pursuant to the Purchase Agreement, James R. Heistand, the Company’s President and Chief Executive Officer, entered into a letter agreement with the Company at Closing pursuant to which he waived his rights under his Change in Control Agreement to receive (i) the payment of his prorated targeted bonus as a result of the approval of by the Company’s stockholders of conversion of the Series E Preferred Stock into Common Stock, and (ii) any severance payment to which he otherwise would be entitled following such “change in control” if he were to terminate his employment without good reason within the six-month period following such “change in control.” Mr. Heistand also agreed pursuant to the letter agreement to vote his shares of Common Stock in favor of approving the conversion of the Series E Preferred Stock into Common Stock.

The Heistand Letter Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Heistand Letter Agreement is qualified in its entirety by reference to Exhibit 10.5.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the Closing, on June 5, 2012 the Company issued (i) 4,300,000 shares of Common stock in exchange for a purchase price of $11.25 per share and (ii) 13,477,778 shares of Series E Preferred Stock in exchange for a purchase price and at a liquidation preference of $11.25 per share, for aggregate proceeds of $200 million. The issuance of the Common Stock and the Series E Preferred Stock at closing is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

On May 31, 2012, the Board accepted the resignations from the Board, effective as of Closing, of Daniel P. Friedman, Michael J. Lipsey, Leland R. Speed and Troy A. Stovall. These resignations were tendered in satisfaction of certain closing conditions under the Purchase Agreement.

In addition, on June 4, 2012 the Board elected Avi Banyasz, Kelvin L. Davis and Adam S. Metz, effective as of Closing, to fill three of the vacancies created by such resignations. Messrs. Banyasz, Davis and Metz were designated by TPG Pantera for election to the Board in accordance with the terms of the Purchase Agreement and the Stockholders Agreement. On June 4, 2012, the Board also appointed, effective as of Closing, Messrs. Davis and Metz to the

Company’s Compensation Committee and appointed Messrs. Davis and Banyasz to the Company’s Corporate Governance and Nominating Committee. Additionally, the Board appointed Mr. Metz to the Company’s Audit Committee and appointed Mr. Banyasz to the Company’s Investment Committee.

As of the date hereof, TPG Pantera has not exercised its right under the Stockholders Agreement to designate a fourth person to be elected to the Board to fill the remaining vacancy created by the resignations described above.

Kelvin Davis is a Senior Partner of TPG and Head of the firm’s North American Buyouts Group, incorporating investments in all non-technology industry sectors. He also personally leads the firm’s Real Estate investing activities. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, Inc., a private international real estate-related investment firm in Los Angeles, which he co-founded in 1991. Mr. Davis earned a B.A. degree (Economics) from Stanford University and an M.B.A. from Harvard University. Mr. Davis currently serves as a director of Caesars Entertainment Corporation, Northwest Investments, LLC, (which is an affiliate of ST Residential), Univision Communications, Inc., Taylor Morrison, Inc., and Catellus Development Corporation.

Mr. Banyasz is a Partner in TPG’s Real Estate Group. Prior to joining TPG in 2011, Mr. Banyasz served as a Managing Partner of Westbrook Partners where he had primary responsibility for investing on the East Coast. Prior to joining Westbrook in 1997, Mr. Banyasz was an analyst in M&A at Bear Stearns & Co. Mr. Banyasz received a B.S. in Economics and Finance, with Distinction, from the University of Toronto.

Adam Metz is a Senior Advisor to TPG’s Real Estate Group. Prior to joining TPG in April of 2011, Mr. Metz was the Chief Executive Officer of General Growth Properties, Inc. (“GGP”) from November of 2008 until December of 2010 and served as a director of GGP from November 2005 to December 2010. Mr. Metz served as Lead Director and as a member of the Audit and Compensation Committees of GGP’s board of directors prior to becoming its Chief Executive Officer.

Mr. Metz previously has served as member of the board of directors of Bally Total Fitness, a national operator of health clubs, and a member of the board of trustees of AMLI Residential Properties Trust, a multifamily REIT formerly listed on the New York Stock Exchange. Mr. Metz received his Masters of Management degree from Northwestern University and his Bachelor’s degree from Cornell University.

In connection with his appointment to the Board, the Company has entered into indemnification agreements with each of Messrs. Davis, Banyasz and Metz that are in substantially the same form as that entered into with the other directors of the Company and that provide for indemnification rights consistent with the indemnification rights to which the directors otherwise are entitled under Maryland law and the Company’s organizational documents. Messrs. Davis, Banyasz and Metz will not participate in the Company’s non-employee Director compensation program or otherwise be paid director fees by the Company in connection with their service on the Board; the monitoring fee provided for under the Management Services Agreement described under Item 1.01 above will be in lieu of any director fees otherwise payable to the new directors.

Please see Item 1.01 above for a discussion of the arrangements regarding the election and nomination of directors designated by TPG Pantera pursuant to the Purchase Agreement and Stockholders Agreement. In addition, please see the discussion under “Management Services Agreement” in Item 1.01 above for a discussion of certain fees to be paid by the Company to TPG Management, an affiliate of TPG Pantera and TPG Capital.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this document that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends, project, or other similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties (including Hearst Tower) as and when anticipated; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions; and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Additional Information

This report is being made in respect of, among other things, the Transaction. In connection with such Transaction, the Company will file with the Securities and Exchange Commission a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. Stockholders are encouraged to read the proxy statement (and any other relevant materials) regarding the special meeting of stockholders carefully and in its entirety when it becomes available, and before making any voting decision, as it will contain important information about the matters to be voted on at such special meeting. Stockholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by the Company regarding Parkway Properties, Inc., without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Company’s stockholders regarding the matters to be submitted to the Company’s stockholders at a special meeting of the stockholders in connection with the Transaction. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 5, 2012. Additional information regarding the interests of such individuals in the matters to be considered at the Special Meeting will be included in the proxy statement when it is filed with the Securities and Exchange Commission. These documents may be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov and the Company’s website at www.pky.com.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Stockholders Agreement, dated as of June 5, 2012, by and among Parkway Properties, Inc., TPG VI Pantera Holdings, L.P. and TPG VI Management, LLC

10.2	Management Services Agreement, dated as of June 5, 2012, by and between Parkway Properties, Inc. and TPG VI Management, LLC

10.3	First Amendment to Credit Agreement, dated as of June 4, 2012, by and among the Company, Parkway Properties LP, Wells Fargo Bank, National Association, and the other lenders party thereto

10.4	Amendment to Exhibit A dated June 5, 2012 of the Amended and Restated Agreement of Limited Partnership of Parkway Properties LP

10.5	Heistand Letter Agreement, dated June 5, 2012, by and between the Company and James R. Heistand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 6, 2012

PARKWAY PROPERTIES, INC.

By:	/s/ Mandy M. Pope
Mandy M. Pope Executive Vice President and Chief Accounting Officer